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                                                                      Exhibit 10

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Post-Effective Amendment No. 47 to this Registration Statement on Form N-1A of our report dated February 12, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Shareholders of Select Capital Appreciation Fund, Select Value Opportunity Fund, Select International Equity Fund, Select Growth Fund, Core Equity Fund, Equity Index Fund, Select Investment Grade Income Fund, Government Bond Fund and Money Market Fund (constituting the Allmerica Investment Trust, hereinafter referred to as the "Trust"), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 26, 2004







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